                                                                   EXHIBIT 10(g)

                          LOAN AND SECURITY AGREEMENT

     LOAN AND SECURITY AGREEMENT dated April 20, 1988 between HUNT MANUFACTURING CO., a Pennsylvania corporation (the " Company" and Ronald J. Naples ("Grantee").

                                   BACKGROUND

     On February 7, 1983 the Compensation Committee of the Board of Directors of the Company made a grant (the "Grant") of 112,500 shares of the Company's Common Stock ("Shares") (adjusted to reflect all stock splits prior to the date of this Agreement) to Grantee pursuant to the Company's 1983 Stock Option and Stock Grant Plan (the "1983 Plan"). By its terms, the Grant is or was to vest, subject to certain conditions, in five annual installments of 22,500 Shares each on February 7 of each year from 1984 through 1988. In approving the 1983 Plan, the Board of Directors of the Company recognized that the vesting of grants under the 1983 Plan would result in substantial increased tax burdens on recipients, and the Board of Directors agreed to consider authorizing the Company to make loans to recipients in order to enable them to meet such increased tax burdens. Grantee has requested, and the Board of Directors has approved, such loans in connection with the vesting of installments of the Grant, all on the terms and subject to the conditions hereinafter set forth. This Agreement supersedes any prior loan and security agreement between the Company and Grantee relating to loans to meet such increased tax burden.

     NOW THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, agree as follows:

     1. Amount of Loan. The Company agrees to lend to Grantee, at his request, an amount equal to the taxes, including, without limitation, all federal, state and local income taxes, wage taxes and personal property taxes (collectively, the "Incremental Tax") owed by Grantee with respect to each of the 1984 through 1988 tax years as a result of the vesting in him of installments of the Grant (an "Installment"). The Incremental Tax for a tax year shall be finally determined prior to the date on which Grantee's tax returns for such year are filed, and the computation thereof shall be subject to review and approval by the Company. Pending such final determination for a tax year, the Company, if so requested by Grantee, shall make interim loans to Grantee, from time to time, in amounts necessary to meet withholding or estimated tax obligations with respect to the vesting in such year of an Installment; provided, however, that if such interim loan or loans exceed the Incremental Tax for such year, any such excess promptly shall be repaid by Grantee to the Company, with interest, or, if the parties mutually agree, shall be credited against the Company's loan obligation hereunder, if any, for the next succeeding tax year. Each loan to Grantee pursuant to this Section 1 (the "Loan" or "Loans") shall be evidenced by Grantee's note or notes in substantially the form attached hereto as Exhibit A (the "Note" or "Notes"). Anything in this Section 1 to the contrary notwithstanding, the Company shall not be obligated to make any new Loan to Grantee if his employment by the Company has been terminated for any reason, or if there shall have occurred and be continuing either an Event of Default (as defined in Section 5 hereof), or any of the conditions set forth in Section 3(d) hereof which would entitle the Company to declare any Note due and payable.

     2. Interest Rate on Notes. Each Loan shall bear simple interest at the annual interest rate established under section 7872 of the Internal Revenue Code as the minimum rate necessary to avoid the imputation of interest with respect to transactions which are subject to that section. Such interest shall be due and payable each year on or before December 31, with a final payment of all accrued and unpaid interest to be made at the time the principal amount of each Note becomes due.

     3. Term; Mandatory Prepayment; etc. The principal balance of each Loan made with respect to the Incremental Taxes for a given year, and the Note or Notes evidenced thereby, shall become due and payable on a date not more than ten years after the Loan, as Grantee shall specify, subject to earlier repayment in accordance with the following provisions:

     (a) On or before April 15, 1989 and each annual anniversary thereof while any Notes remain oustanding, Grantee shall make a mandatory prepayment on the outstanding principal balance of the Notes in an amount equal to the amount (the "Incremental Benefit"), if any, by which the net after-tax benefit to Grantee of any dividends, and any bonuses in lieu of dividends under section 6(b) of the 1983 Plan, received by Grantee during the preceding calendar year with respect to the Shares covered by the Grant exceeds the net after-tax cost to Grantee of the interest paid by him on the Notes, or with respect to any other loans made for the same purpose as the Loan made hereunder, during such preceding calendar year. If more than one Note is then outstanding, any any such prepayments shall be applied to the outstanding principal balance of such Note or Notes as Grantee shall specify. In the absence of any such specification, any such prepayments shall be applied to the Notes in order of their maturity (i.e. the oldest shall be paid first). For the purposes of this subsection (a), federal, state and local income, wage and similar taxes shall be taken into account in determining Grantee's Incremental Benefit.

     (b) If Grantee sells or otherwise disposes of any of the Shares received upon the vesting of the Grant while any Note remains outstanding, he shall so notify the Company immediately, and, not later than thirty days following such sale or other disposition, Grantee shall make a mandatory prepayment (which shall be applied as provided in subsection (a) above) on the outstanding principal amount of the Notes in an amount equal to 40% of the net after-tax proceeds to Grantee, in the case of a sale, or 40% of the fair market value (as hereinafter defined) of such Shares on the date of their disposition, in the case of any other disposition of such Shares; provided, however, that for the purposes of this subsection (b), the following events shall not be deemed to constitute a "sale or other disposition" of such Shares (or of other securities received upon the conversion or exchange of such Shares):

           (i) the transfer of any such Shares to or in trust for Grantee's wife and/or children;

          (ii)        the transfer of any such Shares to
                      Grantee's estate upon Grantee's death;

         (iii)        the pledging of any such Shares by
                      Grantee, either as collateral for the
                      Loans or for other obligations;

          (iv)        the sale of any such Shares pursuant to
                      the provisions of Section 6 or 7 of this agreement;

           (v)        the conversion or exchange of any such
                      Shares into or for other securities in
                      connection with any recapitalization or
                      stock-split;

          (vi)        the sale or other disposition of Shares
                      in connection with or following any
                      Change of Control of the Company (as
                      hereinafter defined); and

         (vii) the transfer of any such Shares to the Company in payment of the exercise price for option shares, or in payment of withholding taxes or any other obligations, under the 1983 Plan or any other stock plan of the Company.

Any subsequent "sale or other disposition" of any Shares transferred pursuant to the exempt events set forth in (i), (ii), (iii) and (iv) above shall constitute a "sale or other disposition" subject to this subsection (b). As used in this Agreement, the term "fair market value", as applied to the Shares (or other securities received upon the conversion or exchange of Shares) shall have the meaning set forth in section 5(a) of the 1983 Plan. For the purposes of this
Section 3, a "Change of Control" of the Company shall be deemed to mean (x) the acquisition of direct or indirect beneficial ownership of 30% or more of the then outstanding voting securities of the Company by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company and any "person" who, on the date hereof, is a director or officer of the Company, the husband, wife or issue of such a director officer, or is listed in the Company's 1988 proxy statement as being the beneficial owner of 5% or more of the Shares or (y) the Company's becoming a subsidiary of another corporation, its merger or consolidation into another corporation (other than a direct or indirect wholly-owned subsidiary of the Company) or the sale of all or substantially all of the Company's assets.

     (c) The Company, by notice to Grantee, may declare the Notes due and payable: (i) 270 days following termination of Grantee's employment with the Company by reason of his death, retirement (within the meaning of the first sentence of section 5(g) of the 1983 Plan) or disability; and (ii) 60 days following termination of Grantee's employment with the Company for any other reason; provided, however, that the Company shall not be so entitled to accelerate the Notes as a result of any termination of Grantee's employment which occurs, for any reason other than his death, in connection with or following any Change of Control of the Company.

     (d) The Company, by not less than five days' notice to Grantee, may declare the Notes due and payable at any time if it reasonably determines that the
Loans: (i) are in violation of any applicable law or of the rules or regulations of any exchange on which securities of the Company are registered or sought to be registered; or (ii) would prevent registration or qualification for sale of any securities of the Company under the securities laws of any jurisdiction in which such registration is sought by the Company.

     The Notes also may be prepaid voluntarily by Grantee at any time, without premium or penalty. Any voluntary or mandatory prepayment on the Notes shall be accompanied by accrued and unpaid interest on the amount of principal being so prepaid.

     4. Collateral.

          (a) As security for the payment of the Notes, Grantee, upon the making of each Loan, shall deposit with the Company certificates, endorsed in blank, representing that number of Shares received upon the vesting of the Grant, the fair market value of which shall be equal to not less than 115% of the principal amount of such Loan. If at the time a Loan is made other Loans are then outstanding, then, such additional number of Shares shall be deposited by Grantee with the Company as shall be necessary to make the fair market value of all collateral under this agreement equal to not less than 115% of the outstanding principal balance of the Loans. Grantee hereby grants to the Company a security interest in all Shares so deposited ("Pledged Shares"), and, except as otherwise hereinafter provided, in any proceeds thereof (as defined in the Uniform Commercial Code of Pennsylvania), as collateral security for the payment obligations of Grantee under the Notes.

          (b) Provided that no Event of Default (as defined in Section 5 hereof) has occurred and is continuing, Grantee shall be entitled to receive any cash dividends or other cash distributions (subject, however, to any prepayment obligations pursuant to Section 3(b) hereof which may arise as a result of such distribution) paid with respect to the Pledged Shares and to vote such Pledged Shares and give consents, waivers and ratifications with respect thereto.

          (c) Stock dividends and other non-cash distributions paid or made with respect to Pledged Shares shall be paid over to the Company by Grantee, endorsed in blank (if appropriate) and shall be retained as additional collateral. Further, if the Pledged Shares shall be changed or reclassified as a result of a recapitalization, stocksplit, merger, consolidation, reorganization or otherwise, the changed or reclassified shares (endorsed in blank, if appropriate) shall be substituted for, and shall thereafter be deemed to be, Pledged Shares and shall be held by the Company as collateral in accordance with the applicable terms of this Agreement.

          (d) Anything contained in this Agreement to the contrary notwithstanding, the Company shall have the right to require Grantee promptly to deposit additional Shares or other property acceptable to the Company (endorsed in blank, if appropriate) to be held as collateral hereunder if the Company determines that such additional collateral is necessary or desirable in order to comply with any applicable legal requirements, or to reasonably secure Grantee's obligations under the Notes; provided, however, that unless required by applicable law, the Company shall not have the right to require collateral hereunder, the aggregate fair market value of which exceeds 115% of the unpaid principal balance of the Notes (the "Maintenance Amount").

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



          (e) Grantee shall have the right to substitute collateral for the Pledged Shares, provided that such substitution does not violate any applicable legal requirements and that the nature and assigned value of the substituted collateral are reasonably acceptable to the Company. If any collateral other than Shares is substituted under this Agreement, appropriate modifications shall be made in this Agreement to reflect the differences between such collateral and the Shares.

          (f) Upon payment in full of the Notes, all collateral then held by the Company hereunder shall be released to Grantee. Further, anything contained in this Agreement to the contrary notwithstanding, if at any time the aggregate fair market value of the Pledged Shares and other collateral held hereunder exceeds the maintenance Amount (as defined in subsection (d) above), the Company, at the request of Grantee, promptly shall release to Grantee such amount of Pledged Shares and/or other collateral as will reduce the fair market value of the remaining collateral held pursuant to this Agreement to the Maintenance Amount, provided that such release of collateral does not violate any applicable legal requirements.

          5. Default. The following shall constitute events of default ("Events of Default") under this Agreement and the Notes:

                  (i) if Grantee fails to pay any principal or interest due under any Note (whether by reason of acceleration, mandatory pre-payment requirement or otherwise) within fifteen days after notice thereof by the Company;

                 (ii) if an application for the appointment of a receiver or any assignment for the benefit of creditors is made by Grantee, or a petition under any of the provisions of the Bankruptcy Code is filed by or against Grantee or there occurs any other act of insolvency (however expressed or indicated) by Grantee; or

                (iii) if Grantee breaches any other Provision of this Agreement and such breach is not cured within fifteen days after notice thereof by the Company.

          6. Remedies and Events of Default.

          (a) if an Event of Default has occurred and is continuing, the Company, by notice to Grantee, may declare the entire unpaid principal amount of any of any of the Notes, and all interest accrued and unpaid thereon, to be immediately due and payable. Upon any such declaration, the Note or Notes, and all accrued and unpaid interest thereon, shall be immediately due and payable without presentment, demand, protest or further measures of any kind, all of which are hereby expressly waived by Grantee. In the event that any Note is accelerated as herein provided, then interest from and after any such Event of Default shall accrue on the unpaid indebtedness evidenced by that Note at the prime rate charged by Mellon Bank (East) N.A., Philadelphia, Pennsylvania (or its successor), at the time of such Event of Default, or if such prime rate is higher than the maximum interest rate permitted to be charged to individuals under applicable law, then at such maximum legal interest rate.

          (b) While any Event of Default is continuing, the Company, in its sole discretion, may do any, or any combination of, the following:

                        (i)          exercise any right or remedy of a
                                     secured party under the Uniform Commercial
                                     Code of Pennsylvania (the "Code"),
                                     in which event any notice given to
                                     Grantee in the manner provided in section
                                     8(e) hereof at least five days
                                     before any intended sale or disposition
                                     of the collateral, will constitute
                                     reasonablc notice;

                       (ii) cause the Pledged Shares to be registered in the Company's name and receive all dividends and all other distributions of any kind on all or any of the Pledged Shares;

                      (iii) vote all or any of the Pledged Shares and give all consents, waivers and ratifications with respect thereto (if and to the extent permitted by applicable law); and generally act in any
                                     other way as though it were the
                                     outright owner thereof.

          c Subject to the requirements of the Code, the Company shall not have any duty to exercise any rights, privileges, options or powers with respect to the collateral or any duty to sell or to otherwise realize upon any of the collateral, as herein authorized, and the Company shall not be responsible for any failure to do so or delay in so doing.

          (d) Grantee hereby appoints the Company as his attorney-in-fact, for him and on his behalf and in his name or otherwise, to complete any instrument or transfer of the Pledged Shares or other collateral into the name of the Company or its nominee or any purchaser, and to sign, seal, execute and deliver all such other documents, and to take such other actions, as Grantee is obliged (or may be required) to do hereunder or under the Code, or which the Company considers necessary or desirable, to protect, improve, perfect or enforce the security interest hereby created, or otherwise to accomplish the purposes of this Agreement, which appointment is irrevocable and coupled with an interest while any of Grantee's payment obligations under any Note shall be outstanding.

          (e) Following any declaration by the Company of an Event of Default, the Company may apply the proceeds from the Pledged Shares and all dividends and distributions collected thereon, after deducting any costs and expenses of collection, sale and delivery (including, without limitation, reasonable counsel fees and expenses) incurred by the Company in connection therewith, to the payment of all obligations of Grantee to the Company under the Notes, the application between principal and interest due the Company to be such as the Company in its sole discretion may determine; and, upon payment in full of such obligations, the Company shall pay over or cause to be paid over any balance of such proceeds to Grantee.

          (f) To the extent permitted by law, Grantee agrees not, at any time, to claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law, now or hereafter in force in order to prevent or delay the enforcement of this Agreement or the absolute sale of all or any portion of the Pledged Shares, and Grantee hereby waives: (i) the benefit of all such laws, and (ii) the right to have all or any portion of the Pledged Shares marshalled upon any foreclosure thereof, and agrees that any court having jurisdiction may order the transfer or sale of all or any portion of the Pledged Shares as an entirety. To the extent permitted by law, any transfer or sale of, or the granting of options to purchase, or any other realization upon, all or any portion of the Pledged Shares, shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Grantee in and to the Pledged Shares so transferred, sold, optioned or realized upon, and shall be a perpetual bar both in law and in equity against Grantee and all persons claiming or attempting to claim the Pledged Shares so transferred, sold, optioned or realized upon, or any part thereof, from, through or under Grantee.


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


          (g) Subject to the provisions of the Code, at any sale made pursuant to subsection (a) above, whether public or private, the Company may bid for or purchase any portion of all of the Pledged Shares offered for sale, and the Company, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Shares without further accountability therefor.

     7. Option to Purchase Pledged Shares. Grantee hereby grants to the Company an option to purchase any or all Pledged Shares for a purchase price per share equal to the fair market value of such Shares on the date such option is exercised. Such option shall be exercisable only during the continuation of an Event of Default under this Agreement and shall be exercised by giving notice of such exercise to Grantee, specifying the number of Pledged Shares to be purchased and the fair market value thereof. If the Company exercises such option, the purchase price for the purchased Shares shall be applied to the payment of the Note or Notes, the application between Notes and the principal and interest due thereon to be such as the Company, in its sole discretion, may determine. Any balance of the purchase price remaining after full satisfaction of the Notes shall be paid over to Grantee.

     8. Miscellaneous.

          (a) No failure or delay on the part of the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified in this Agreement are cumulative and not exclusive of any other rights or remedies which the Company would otherwise have.

          (b) The parties expressly reserve the right to amend or modify this Agreement and the Notes and to waive any of their respective rights or remedies, including, without limitation, in the case of the Company, the right to waive, or extend the period for the performance of, any and all obligations of Grantee. However, any such amendment, modification or waiver must be in writing and duly signed on behalf of the party to be bound thereby. Further, any material amendment, modification or waiver by the Company shall be subject to the approval of the Board of Directors of the Compensation Committee of the Company.

          (c) The invalidity of any provision of this Agreement or any Note shall not affect the remaining provisions hereof or thereof, which shall remain in full force and effect.

          (d) This Agreement shall not be assignable by Grantee without the consent of the Company. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successor and assigns.


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          (e) All notices required or permitted to be given under this Agreement or the Notes shall be deemed to be properly given if and when delivered in person or three days after being mailed by certified or registered mail, postage Prepaid, as follows: if to the Company, at 230 South Broad Street, Philadelphia, Pennsylvania 19102, Attention: Corporate Secretary; and if to Grantee, at the address set forth after his signature below or to such other address as either party, from time to time may direct by notice so given.

     9. Headings. The headings in this Agreement are intended for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              HUNT MANUFACTURING CO.


                              By:
                                ----------------------------------------
                                 Rudolph M. Peins, Jr.
                                 Senior Vice President, Finance & Administration


                                ------------------------------------------------
                                                  Grantee
                                              Ronald J. Naples


                                   366 Penn Road, Wynnewood, PA 19096
                                ------------------------------------------------
                                                 Address

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

                            EXHIBIT A

                                                                    $
                                                                      ----------

                                    Form of
                                Promissory Note
                                                                Philadelphia, PA
                                                                         , 19




     FOR VALUE RECEIVED, and intending to be legally bound, the undersigned,
                  ("Grantee"), hereby promises to pay to the order of HUNT MANUFACTURING CO. (the "Company"), at its office located at 230 South Broad Street, Philadelphia, Pennsylvania 19102, or at such other address at the
Company may specify from time to time, on         , or on such earlier date or
dates as may be required pursuant to the terms of the Loan and Security
agreement dated                      between the Company and Grantee (the
"Agreement"), the aggregate principal amount outstanding under the Agreement, in lawful currency of the United States.

     Grantee further promises to pay to the Company interest on the outstanding principal amount hereof at the rates and at the times set forth in the Agreement.

     Grantee hereby authorizes the Company to endorse the principal amount, applicable interest rate, date and payments of each Loan (as defined in the agreement) made hereunder and evidenced hereby on the schedule attached hereto and made a part hereof.

     This promissory note is one of the Notes referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid in whole or in part as set forth therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts hereunder then remaining unpaid may become, or be declared to be, immediately due and payable as provided in the Agreement.

     This promissory note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.



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